As filed with the Securities and Exchange Commission on February 23, 2007

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under
the Securities Act of 1933

NICOR Inc.
(Exact name of registrant as specified in its charter)

                        ILLINOIS                                     36-2855175
                                (State of Incorporation)                         (IRS Employer Identification No.)

1844 Ferry Road
Naperville, Illinois 60563-9600
(Address of principal executive offices)

NICOR INC. 2006 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Richard L. Hawley
Executive Vice President and Chief Financial Officer
NICOR Inc.
1844 Ferry Road
Naperville, Illinois 60563-9600
(Name and address of agent for service)

Telephone number, including area code, of agent for service (630) 305-9500

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title	Amount	Offering	Aggregate	Amount of
of Securities	to be	Price per	Offering	Registration
being Registered	Registered (1)	Share (2)	Price (2)	Fee

Common Stock, par value $2.50	1,500,000 shares	$46.71	$70,065,000.00	$2,151.00

(1) 1,500,000 shares of NICOR, Inc.’s common stock, par value $2.50 per share (the “Common Stock”), issuable pursuant to the Nicor Inc. 2006 Long Term Incentive Plan (the “Plan”), a new employee benefit plan effective on February 23, 2006, contingent upon the approval of NICOR, Inc. (“NICOR”) stockholders, received April 20, 2006, being registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount registered hereunder includes an indeterminate number of shares of common stock that may be issued in accordance with the provisions of the Plan in connection with any anti-dilution provisions or in the event of any change in the outstanding shares of common stock, including a stock dividend or stock split.

(2) Pursuant to Rule 457 of the Securities Act, the prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices for the Common Stock reported in the New York Stock Exchange Composite Transactions on February 20, 2007 ($46.71).

PART I

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

Part II

Item 3. Incorporation of Documents by Reference

The following documents, which have heretofore been filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference in this Registration Statement and shall be deemed to be a part hereof:

(a)	Annual Report of NICOR on Form 10-K for the year ended December 31, 2006;

(b)	NICOR’s Proxy Statement, filed on March 10, 2006, as amended;

(c)	All other reports filed by NICOR pursuant to Sections 13(c) or 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year ended December 31, 2006; and

(d)
Description of Common Stock of NICOR included in its Registration Statement on Form 8-B dated March 19, 1976, Articles 13 and 14 of NICOR’s Articles of Incorporation concerning certain business combinations and shareholders’ meetings included in Proxy Statement dated March 12, 1987, and Article 5 of NICOR’s Articles of Incorporation concerning the effect of a two-for-one stock split of NICOR’s shares of common stock included as Exhibit 3-06 in the 1992 Annual Report on Form 10-K.

All documents filed by NICOR with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any Current Report on Form 8-K that is furnished to the Commission is not deemed incorporated by reference into this Registration Statement.

Item 4. Description of Securities.

Not required to be filed with this Registration Statement.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

NICOR is incorporated in Illinois. Sections 8.75 of the Illinois Business Corporation Act of 1983 permits, and in some circumstances requires, indemnification of officers, directors and employees of NICOR.

The Articles of Incorporation of NICOR provide indemnification for any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was an officer, director or employee of NICOR or, at the request of NICOR, serves or served as a director, officer or employee of another corporation, association or entity. Indemnification is provided by NICOR to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

NICOR maintains at its expense insurance policies which insure NICOR, and the officers and directors of NICOR, against certain liabilities, including certain liabilities which might arise under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Reference is made to the Exhibit Index on page S-5 filed herewith.

Item 9. Undertakings

Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Filing of Registration Statement on Form S-8

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NICOR pursuant to the foregoing provisions, or otherwise, NICOR has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NICOR of expenses incurred or paid by a director, officer or controlling person of NICOR in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NICOR will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NICOR Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at its general office, 1844 Ferry Road, Naperville, Illinois, on the 23RD day of February, 2007.

                        NICOR Inc.

                        By /s/  RICHARD L. HAWLEY
                       Richard L. Hawley
                              Executive Vice President
                                  and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RUSS M. STROBEL	Chairman, President and	February 23, 2007
Russ M. Strobel	Chief Executive Officer

/s/ RICHARD L. HAWLEY	Executive Vice President and	February 23, 2007
Richard L. Hawley	Chief Financial Officer

/s/ KAREN K. PEPPING	Vice President, Controller and	February 23, 2007
Karen K. Pepping	Principal Accounting Officer

ROBERT M. BEAVERS, JR.*	Director

BRUCE P. BICKNER*	Director

JOHN H. BIRDSALL, III*	Director

THOMAS A. DONAHOE*	Director

BRENDA J. GAINES*	Director

RAYMOND A. JEAN*	Director

DENNIS J. KELLER*	Director

R. EDEN MARTIN*	Director

GEORGIA R. NELSON*	Director

JOHN RAU*	Director

JOHN F. RIORDAN*	Director

* By /s/ RICHARD L. HAWLEY		February 23, 2007
Richard L. Hawley (Attorney-in-fact)

EXHIBIT INDEX

 Exhibit
Number                                                     Description of Exhibit

    4.01*             Restated Articles of Incorporation of NICOR. (File No. 1-7297, Form 8-K filed on July 26, 2006, NICOR Inc., Exhibit 99.1.)

    4.02*             Amended and Restated By-laws of NICOR. (File No. 1-7297, Form 10-K for the fiscal year ended December 31, 2003, Exhibit 3.09.)

    4.03*             Nicor Inc. 2006 Long Term Incentive Plan (File No. 001-07297, Appendix C to NICOR’s Proxy Statement filed on March 10, 2006)

    5.01               Legal Opinion

   23.01              Consent of Independent Registered Public Accounting Firm

   23.02              Consent of Counsel (Contained in Legal Opinion filed as Exhibit 5.01)

   24.01              Powers of Attorney (Included on signature pages attached hereto)

* These exhibits have been heretofore filed with the Securities and Exchange Commission as exhibits to registration statements or to other filings with the Commission and are incorporated herein as exhibits by reference. The file number and exhibit number of each such exhibit are stated, in parentheses, in the description of such exhibit.